SUBSCRIPTION AGREEMENT

For Qualified Subscribers

THE HARTLEY OPPORTUNITY FUND, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

This is a Subscription for Share Class Units

THE SECURITIES OF THE COMPANY SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES ARE EXEMPT FROM REGISTRATION. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE SUBSCRIBERS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT.

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THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of _____________________, by and between the undersigned (the “Subscriber,” “Investor” or “you”) and The Hartley Opportunity Fund, LLC, a Delaware limited liability company (“Company” or “we” or “us” or “our”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by the Company) certain share class units of limited liability company membership interests (the “Share Class Units”), as set forth in Section 1 and on the signature page hereto, offered pursuant to the most recent Offering Circular of the Company (the “Offering Circular”) qualified by the Securities and Exchange Commission (the “SEC”).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

NOTICE REGARDING AGREEMENT TO ARBITRATE

ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF WASHINGTON, IN THE SPOKANE METROPOLITAN AREA. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, OUR SHARE CLASS UNITS OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN OUR SUBSCRIPTION AGREEMENT (WHICH IS ALSO INCLUDED IN OUR OPERATING AGREEMENT), INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

NOTICE REGARDING WAIVER OF SECTION 18-305 RIGHTS

BY AGREEING TO BE SUBJECT TO THE WAIVER PROVISIONS, INVESTORS WILL NOT BE DEEMED TO WAIVE FUND’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

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1.Subscription.

AMOUNT OF INVESTMENT:	$

NUMBER OF SHARE CLASS UNITS PURCHASED:

SHARE CLASS SUBSCRIPTION:
	$	Share Class Name:
	$	Share Class Name:
	$	Share Class Name:

Wire Instructions: Subscription funds shall be wired to the Company’s subscription account maintained by Great Lakes Fund Solutions, Inc., the Company’s independent fund administrator and registrar, at the following account:

Bank: UMB Bank, N.A.

Account Name: Hartley Opportunity Fund, LLC — Subscription Account

ABA/Routing: [To be provided at closing]

Account Number: [To be provided at closing]

Reference: [Subscriber Name — Share Class Name]

Subscribers are required to electronically complete this Agreement for the desired investment amount. A Subscriber’s electronic signature, whether digital or encrypted, included in this Agreement is intended to authenticate this Agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic symbol or process associated with a record and adopted by Subscriber with intent to sign such record.

1.1Subscriber acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. Subscriber agrees to become a member (“Member”) and to be bound by all the terms and conditions of the Company’s limited liability company agreement (the “Operating Agreement”). This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Subscriber. This subscription is not transferable or assignable by the Subscriber, except as expressly provided in this Agreement and the Operating Agreement.

1.2This subscription may be rejected as a whole or in part by the Company in its sole and absolute discretion. If this subscription is rejected, the Subscriber’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Company only upon its acceptance of the same.

1.3Neither the execution nor the acceptance of this Agreement constitutes the Subscriber as a Member or secured creditor of the Company. This is an agreement only to purchase the Share Class Units in the amount set forth above; and the Subscriber will become a Member only after the Subscriber’s funds are duly transferred to the account of the Company and the Share Class Units are issued thereupon to the Subscriber. Until such time, the Subscriber shall have only those rights as may be set forth in this Agreement.

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1.4The offering of Share Class Units is described in the Offering Circular, which is available through the Company’s website found at hartleyfunds.com (the “Website”). Subscriber must read this Agreement, the Offering Circular and the Operating Agreement  By signing electronically below, Subscriber agrees to the following terms and agrees to transact business with the Company and to receive communications relating to the Share Class Units electronically.

1.5Once Subscriber makes a funding commitment to purchase Share Class Units, it is irrevocable until the Share Class Units are issued, the purchase is rejected by the Company, or the Company otherwise determines not to proceed with the transaction.

1.6The Subscriber’s rights and responsibilities will be governed by the terms and conditions of this Agreement and the Operating Agreement. If Subscriber is deemed an accredited investor, the Company will rely upon the information provided in this Agreement to confirm that the Subscriber is an “accredited investor” as defined in Regulation D promulgated under the Act. If Subscriber is a non-accredited investor, the Company will reply upon the information provided in this Agreement to confirm that the Subscriber is sophisticated and meets the non-accredited suitability standards further outlined below, that will allow the investor to purchase Share Class Units.

1.7Should the process from depositing an investor’s funds into the account of the Company and acceptance as a Member take longer than fifteen (15) business days, the Subscriber may request in writing to recover his, her or its investment funds. If, upon receipt of such request in writing, the Company has not yet accepted the Subscriber as a Member, then the Company may, in its sole and absolute discretion, return the Subscriber’s funds to the Subscriber and revoke the Agreement within ten (10) business days of receipt of such request from the Subscriber.

2.Representations and Warranties by the Purchaser. The Subscriber represents, warrants, and agrees as follows:

2.1Subscriber has received and read the Offering Circular and its Exhibits, and the terms and conditions of the Operating Agreement, and Subscriber is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company. Subscriber has relied solely upon the Offering Circular and independent investigations made by Subscriber or Subscriber’s representative with respect to the investment in Share Class Units. No oral or written representations beyond the Offering Circular have been made or relied upon.

2.2Subscriber has read and understands the Operating Agreement and understands how the Company functions as a limited liability company. By purchasing the Share Class Units and executing this Agreement, Subscriber hereby agrees to the terms and provisions of the Operating Agreement. This Agreement contains a power of attorney allowing the Manager to execute the Operating Agreement on behalf of each Subscriber, accordingly, by executing this Agreement, the Subscriber agrees to be bound by all of the terms and conditions of the Operating Agreement as if the Subscriber’s signature were subscribed to the Operating Agreement.

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2.3Subscriber understands that the Company has limited financial and operating history. Subscriber has been furnished with such financial and other information concerning the Company, its management, and its business, as Subscriber considers necessary in connection with the investment in Share Class Units. Subscriber has been given the opportunity to discuss any questions and concerns with the Company.

2.4Subscriber is purchasing Share Class Units for Subscriber’s own account (or for a trust if Subscriber is a trustee), for investment purposes and not with a view or intention to resell or distribute the same. Subscriber has no present intention, agreement, or arrangement to divide Subscriber’s participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Share Class Units.

2.5Subscriber’s investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. Subscriber has been advised to consult Subscriber’s own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Share Class Units and the Company.

2.6Subscriber has carefully reviewed and understands the risks of investing in the Share Class Units, including (without limitation) those set forth in the Offering Circular and the terms and conditions of the Operating Agreement. Subscriber has carefully evaluated its financial resources and investment position and acknowledges that Subscriber is able to bear the economic risks of this investment. Subscriber further acknowledges that Subscriber’s financial condition is such that Subscriber is not under any present necessity or constraint to dispose of the Share Class Units to satisfy any existent or contemplated debt or undertaking. Subscriber has adequate means of providing for Subscriber’s current needs and possible contingencies, has no need for liquidity in Subscriber’s investment, and can afford to lose some or all of Subscriber’s investment.

2.7Subscriber has been advised that the Share Class Units have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any state securities laws (the "State Laws"), on the ground, among others, that no distribution or public offering of the Share Class Units is to be effected and the Share Class Units will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Act or of the State Laws, under the respective rules and regulations of the Securities and Exchange Commission.

2.8The information that the Subscriber has furnished herein regarding Subscriber’s qualification as an (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, and/or as (ii) a “qualified subscriber” as that term is described in Section 3.2 below, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this subscription. Further, the Subscriber hereby agrees to immediately notify the Company of any change in any statement made herein prior to the Subscriber’s receipt of the Company’s acceptance of this Subscription, including, without limitation, Subscriber’s status

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as an “accredited investor” and/or a ”qualified subscriber.” The representations and warranties made by Subscriber may be fully relied upon by the Company and by any investigating party relying on them.

2.9The amount of Share Class Units being purchased by the Subscriber does not exceed ten percent (10%) of the greater of Subscriber’s annual income or net worth (for natural persons), or ten percent (10%) of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for entities).

2.10The Subscriber, if an entity, is, and shall at all times while it holds Share Class Units remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is Eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

2.11The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

2.12All information which Subscriber has furnished in this Agreement concerning Subscriber, its financial position, and Subscriber’s knowledge of financial and business matters is correct, current, and complete.

2.13The Subscriber agrees to provide any additional documentation the Company may reasonably request, including documentation as may be required by the Company to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

2.14The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to the Company. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

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2.15The Subscriber is subscribing for and purchasing the Share Class Units solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders, members or limited partners, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Share Class Units, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Share Class Units, and the Subscriber has no plans to enter into any such agreement or arrangement.

2.16The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

2.17The Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”).

For purposes of this Section 2.17, the following terms shall have the meanings described below:

“Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure;

“Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country;

“Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank;

“Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur;

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“Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith;

“Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan;

“Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.

Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

2.17.ANone of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

2.17.BTo the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause the Company or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

2.17.CWhen requested by the Company, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Company may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Company reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to the Company. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

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2.17.DNeither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is an entity, any Related Person is:

(a)a Prohibited Investor;

(b)a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

(c)a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate;

(d)a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

2.17.EThe Subscriber hereby agrees to immediately notify the Company if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 2.17 have become incorrect or if there is any change in the information affecting these representations and covenants.

2.17.FThe Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Share Class Units.

2.18The Subscriber represents and warrants that the Subscriber is either:

2.18.APurchasing the Share Class Units with funds that constitute the assets one or more of the following:

(a)an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

(b)an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as

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amended (the “Code”) (including a governmental plan, non-electing church plan or foreign plan). The Subscriber hereby represents and warrants that (a) its investment in the Company: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither the Company nor any person who manages the assets of the Company will be subject to any laws, rules or regulations applicable to such Subscriber solely as a result of the investment in the Company by such Subscriber;

(c)a plan that is subject to Section 4975 of the Code (including an individual retirement account); or

(d)an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or

(e)an entity that (a) is a group trust within the meaning of Revenue Ruling 81-100, a common or collective trust fund of a bank or an insurance company separate account and (b) is subject to Title I of ERISA, Section 4975 of the Code or both; or

(f)Not purchasing the Share Class Units with funds that constitute the assets of any of the entities or plans described in Section 2.18.1(a) through 2.18.1(e) above.

2.18.BIf the Subscriber is, or is acting on behalf of, a Benefit Plan Investor (as defined in 29 CFR §2510.3-101(f)(2)), the Subscriber acknowledges that the Company intends to qualify as a “real estate operating company” (“REOC”) within the meaning of 29 CFR §2510.3-101(e), and that the Company’s assets are not intended to constitute “plan assets” under ERISA or Section 4975 of the Code. The Subscriber further acknowledges that the Manager does not assume fiduciary obligations to any Benefit Plan Investor by reason of the Company’s REOC status. The Subscriber agrees to indemnify and hold harmless the Company and the Manager from any losses arising from any breach of the representations made in this Section 2.18.

2.19Placement Agent. The Subscriber acknowledges that Columbia Private Markets, LLC (“CPM”), an affiliate of the Manager and Class B Member, serves as the non-exclusive placement agent for the offering. CPM receives a placement fee of 2% of gross subscription proceeds. CPM is not a managing broker-dealer or underwriter, and the Subscriber confirms that the Subscriber’s decision to invest is based solely on the Subscriber’s own review of the Offering Circular and not on any recommendation by CPM.

2.20The Subscriber further represents and warrants that neither Subscriber nor any of its affiliates (a) have discretionary authority or control with respect to the assets of the Company or (b) provide investment advice for a fee (direct or indirect) with respect to the assets of the Company.  For

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this purpose, an “affiliate” includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person and “control” with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

2.21The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing through the Company. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

3.Investor Suitability Standards. The Company intends to sell the Share Class Units to qualified investors, including (i) “accredited investors” under Rule 501(a) of Regulation D (as explained below) and (ii) all other Subscribers so long as their investment in the Share Class Units does not represent more than ten percent (10%) of the greater of the Subscriber’s, alone or together with a spouse, annual income or net worth (for natural persons), or ten percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Share Class Units are offered hereby and sold to Subscribers that meet one of the categories (i.e., accredited investors and Subscribers whose investment in the Share Class Units does not represent more than ten percent (10%) of the applicable amount).

4.Agreement to Refrain from Resale. The Subscriber agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Share Class Units, nor receive any consideration for Share Class Units from any person, unless:

4.1A registration statement on a form appropriate for the purpose under the Act with respect to the Share Class Units proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

4.2All of the following shall have occurred: (i) the Company has agreed to such transfer, and (ii) the Subscriber shall have furnished the Company with an opinion of the Subscriber's counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of such Share Class Units under the Act or qualification of such Share Class Units under any other securities law.

5.No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Share Class Units pursuant to this Agreement is an arms-length transaction between you and the Company. In connection with the purchase and sale of the Share Class Units, the Company is not acting as your agent or fiduciary. the Company assumes no advisory or fiduciary responsibility in your favor in connection with the Share Class Units or the corresponding share class investments. The Company has not provided you with any legal, accounting, regulatory or tax advice with respect to the Share Class Units, and you have

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consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

6.Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid the Company being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by the Company to return the Share Class Units to the Company for a refund or (ii) the Company be mandated or ordered to redeem or withdraw Share Class Units held or owned by you.

7.Miscellaneous.

7.1Governing Law. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

7.2Entire Agreement. This Agreement (including the exhibits and schedules attached hereto) and the documents referred to herein (including without limitation the Share Class Units) constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with the Company with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

7.3Termination of Agreement. If this subscription is rejected by the Company, then this Agreement shall be null and void and of no further force and effect and no party shall have any rights against any other party hereunder and the Company shall promptly return the funds delivered with this Agreement.

7.4Taxes. The discussion of the federal income tax considerations arising from investment in the Company, as set forth in the Offering Circular, is general in nature and the federal income tax considerations to the Subscriber of investment in the Share Class Units will depend on individual circumstances. The Offering Circular does not discuss state income tax considerations, which may apply to all or substantially all Subscribers. There can be no assurance that the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Subscriber or the Company.

7.5Duly Authorized. If the Subscriber is a limited liability company, partnership, trust, or other entity, the individual(s) signing in its name is(are) duly authorized to execute and deliver this Agreement on behalf of such entity, and the purchase of the Share Class Units by such entity will not violate any law or agreement by which it is bound.

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7.6Limited Transferability. The Subscriber understands that the Share Class Units will have limited transferability, accordingly, that Share Class Units must be held indefinitely unless they are subsequently registered under the Act and any other applicable securities law or exemptions from such registration is available. The Subscriber understands that the Company is under no obligation to register Share Class Units under the Act, to qualify Share Class Units under any federal or state securities law, or to comply with Regulation A or any other exemption under the Act or any other law.

7.7Share Class Units Contain Restrictive Legend. Any documents or certificates issued to evidence ownership of the Share Class Units will bear restrictive legends notifying prospective purchasers of the transfer restrictions set forth above, and the Company will not permit transfer of any Share Class Units on the books of the Company in violation of such restrictions.

7.8Signatures. The representations, warranties and agreements contained in this Agreement shall be binding on the Subscriber's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Subscriber is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by, and to be binding upon, each such person and his heirs, executors, administrators, successors, and assigns.

7.9Electronic Signature. This Agreement may be hereby executed and delivered in counterparts by electronic signature with the same effect as if the parties executing the counterparts had all executed one counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., clicking "I agree" or use of www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party consents and agrees that its electronic signature meets the requirements of an original signature as if actually signed by such party in writing. Further, each party agrees that no certification authority or other third-party verification is necessary to the enforceability of its signature. No party hereto may raise the use of an electronic signature as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

7.10Consent to Electronic Delivery. Subscriber hereby agrees that the Company may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment, required or permitted to be provided to Subscriber under the Notes or hereunder by means electronic mail or by posting on the Company’s Website (or through Subscriber’s Website account, if applicable). Because the Company operates principally on the Internet, Subscriber will need to consent to transact business with the Company online and electronically. By entering into this Agreement, Subscriber consents to receive electronically all documents, communications, notices, Notes, contracts, and agreements arising from or relating in any way to Subscriber or the Company’s rights, obligations or services under this Agreement

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(each, a “Company Disclosure”). The decision to do business with the Company electronically is solely of the Subscriber.

7.10.ASubscriber hereby consents and agrees to receive Company Disclosures and transact business electronically, and Subscriber’s agreement to do so, applies to any transactions to which such Company Disclosures relate, including the Share Class Units issued to Subscriber.

7.10.BBefore deciding to do business electronically with the Company, Subscriber should consider whether Subscriber has the following required hardware and software capabilities: (i) access to the Internet; an email account and related software capable of receiving email through the Internet; (ii) a web browser that supports secure sessions; and (iii) hardware capable of running all necessary software.

7.10.CSubscriber agrees to keep the Company informed of any change in Subscriber’s email or home mailing address so that Subscriber can continue to receive all Company Disclosures in a timely manner. If Subscriber’s registered e-mail address, registered residence address or telephone number changes, Subscriber must promptly notify the Company of the change by updating Subscriber’s account information on the Company’s Website. Subscriber hereby agrees and acknowledges that, as of the date hereof, Subscriber is able to access, receive and retain all Company Disclosures electronically sent via email or posted on the Website.

7.11Indemnification. The Subscriber shall indemnify and defend the Company and its directors and officers from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

7.11.AAny inaccuracy in, or breach of, any of the Subscriber’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Company;

7.11.BAny disposition by the Subscriber of any Share Class Units in violation of this Agreement, the Operating Agreement or any applicable law; or

7.11.CAny action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

7.12Further Representations. Subscriber (whether an individual or entity) understands that the Company will be relying on the accuracy and completeness of the statements and responses contained in this Agreement. Subscriber represents and warrants to the Company as follows:

7.12.AMy statements and responses contained in this Agreement are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether Subscriber is a suitable investor.

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7.12.BSubscriber will notify the Company immediately of any material change in any statement or response made in this Agreement before acceptance by the Company of this subscription.

7.12.CSubscriber has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or Subscriber has consulted with Investment Advisors and other professional advisors who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

7.12.DSubscriber is able to bear the economic risk of an investment in the Share Class Units for an indefinite period of time and understand that an investment in the Share Class Units is illiquid and may result in a complete loss of such investment.

7.12.ESubscriber understands and agrees that the Company is relying upon the truthfulness of the certification being made by Subscriber as to Subscriber’s status as an accredited investor. Subscriber further understands and agrees that the Company may request to be shown, in confidence, documentation reasonably satisfactory to the Company supporting the certification by the Subscriber as to the Subscriber’s status as an accredited investor. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Subscriber is an accredited investor.

7.12.FSubscriber understands and agrees that the Company is relying upon the truthfulness of the certification being made by Subscriber as to Subscriber’s suitability as a non-accredited investor. Subscriber further understands and agrees that the Company may request to be shown, in confidence, documentation (including but not limited to income tax returns, bank statements, W-2 forms, etc.) reasonably satisfactory to the Company supporting the certification by the Subscriber as to the Subscriber’s financial condition and capability to meet the non-accredited investor suitability standards provided to Subscriber. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Subscriber is an accredited investor.

7.12.GSubscriber agrees and understands that in making this investment, Subscriber: (a) must have sufficient knowledge and experience in such financial and business matters to be capable of evaluating the merits and risks of a purchase of the Share Class Units; or (b) must retain the services of an “Investment Advisor” (who may be an attorney, accountant, or other financial adviser unaffiliated with, and who is not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular transaction.

7.13Arbitration. Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 7.13 (this “Arbitration Provision”). The arbitration shall be conducted in the State of Washington in the Spokane metropolitan area. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company, on the other hand, relating to or arising out of this Agreement,

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the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of Section 7.13.5 below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to this offering, our holdings, the Share Class Units, our ongoing operations and the management of our investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

7.13.AThe party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

7.13.BIf we elect arbitration, we shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

7.13.CWithin thirty (30) calendar days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within thirty (30) calendar days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

7.13.DWe agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court.

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EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

7.13.EUnless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this Section 7.13.5, and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this Section 7.13.5 shall be determined exclusively by a court and not by the administrator or any arbitrator.

7.13.FThis Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

7.13.GThis Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Share Class Unit or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than Section 7.13.5 is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in Section 7.13.5 are finally adjudicated pursuant to the last sentence of Section 7.13.5 to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

7.13.HYou also acknowledge that the requirement to arbitrate disputes contained in this Section 7.13 and the waiver of court and jury rights contained in Section 7.14 are also in our Operating Agreement and that subsequent holders of our Share Class Units will also be subject to such provisions.

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7.13.IBY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

7.14WAIVER OF COURT. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY.

7.15Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

7.16Power of Attorney. The Subscriber hereby constitutes and appoints each person from time to time serving as an officer, partner or manager of the Manager with power of substitution, as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to, record and file:

7.16.Aany partnership or limited liability company certificate, business certificate, fictitious name certificate, amendment thereto, or other instrument, amendment or document of any kind necessary or desirable to effectuate, implement or continue the valid and subsisting existence of the Company to accomplish the business, purpose and objectives of the Company, or required by any applicable Federal, state, or local or foreign law or deemed advisable by the Manager, including customer agreements with any dealers, brokerage firms or banks;

7.16.Bthe LLC Agreement of the Company and any amendment duly approved as provided therein and such other instruments (including amendments or modifications of any document) as the Manager may deem necessary or desirable to carry out the purpose and intent of the LLC Agreement;

7.16.Cany and all instruments, certificates and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, Certificate of Dissolution of the Certificate of Formation of the Company);

7.16.Dany and all tax elections, tax information statements and other tax documentation as may from time to time be deemed necessary, desirable or appropriate by the Manager, and

7.16.Eany and all other instruments as may from time to time be deemed necessary, desirable or appropriate by the Manager to carry out fully the provisions of this Agreement or the LLC Agreement.

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This power of attorney is coupled with an interest and:  (i) is irrevocable, and shall survive and shall not be affected by, the subsequent death, disability, incompetency, termination, bankruptcy, insolvency or dissolution of the Member; (ii) shall survive the transfer or assignment by the Subscriber of all or any portion of its Units and any transferee or assignee of the Units does hereby constitute and appoint the Manager, its officers and managers, as its attorney-in-fact in the same manner and with the same force and for the same purposes set forth in this Section in respect of the transferor or assignor and (iii) may be exercised by electronic signature or by listing the Subscriber and the other Subscribers executing any instrument with a single signature as attorney-in-fact for all of the Subscribers; provided, however, that this power of attorney will terminate upon the substitution of another Member for all of the Subscriber’s investment in the Company, upon the withdrawal of the Subscriber from the Company or upon the redemption by the Company of all of the Units owned by the Subscriber.  Each Subscriber hereby agrees to be bound by any representation made by any officer of the Manager acting in good faith pursuant to this power of attorney, and each Subscriber hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of any officer of the Manager made in good faith under this power of attorney.

[Signature page follows]

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FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Subscriber, intending to be legally bound, has executed this Agreement on ___________________________.

BY PURCHASING SHARE CLASS UNITS AND EXECUTING THIS SUBSCRIPTION AGREEMENT, EACH PURCHASER HEREBY AGREES, UPON ACCEPTANCE BY THE COMPANY, TO BE LEGALLY BOUND BY THE TERMS OF THE OPERATING AGREEMENT.

_____________________________________________________________________________ Name of Entity (if applicable)

_______________________________________

Purchaser Signature

_______________________________________

Purchaser Printed Name

_______________________________________

Purchaser Title (if applicable)

Address:

_______________________________________

_______________________________________

Attn: __________________________________

Email: _________________________________

Phone: _________________________________

_______________________________________

Co-Purchaser Signature

_______________________________________

Co-Purchaser Printed Name

_______________________________________

Co-Purchaser Title (if applicable)

Address:

_______________________________________

_______________________________________

Attn: __________________________________

Email: _________________________________

Phone: _________________________________

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ACCEPTANCE: (NOT VALID UNTIL ACCEPTED BY COMPANY)

The Company has accepted this Agreement as of ___________________________, by the signature of a duly authorized representative.

The Hartley Opportunity Fund, LLC,

a Delaware limited liability company

By: The Hartley Opportunity Fund Management, LLC,

a Delaware limited liability company

Its: Manager

By: ____________________________

Name: Steve Larsen

Title: Manager

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